UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1452 Hughes Rd., Ste 200 Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-344-4375

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Board appointed Bethany Sensenig as a director of the Company.

Ms. Sensenig was most recently Chief Financial Officer and Head of Operations at Radius Health, Inc (May 2024 to April 2026), a commercial stage biopharmaceutical company, where she played a critical leadership role in the growth, financial performance, and sale of the company. Prior to this, she served as Chief Financial Officer, and Interim CEO of 9 Meters Biopharma (Jan 2022 to July 2023), a clinical-stage biotechnology company. Preceding 9 Meters, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations at Minovia Therapeutics, Ltd. (June 2019 to Jan 2022), a clinical-stage biotechnology company, focused on rare diseases, where she led the company's business and financing strategy. She spent 13 years at Biogen Inc., a multinational biotechnology company, where she held several positions of increasing responsibility, the latest of which was Vice President of Finance and Commercial Operations. Ms. Sensenig has played key roles in numerous transactions, financings and acquisition-related deals throughout her career and had direct P&L accountability at Biogen for upwards of $1 billion in annual revenue across 30 countries spanning the U.S., Asia-Pacific, Latin America and Europe. Ms. Sensenig is also a member of the Board of Directors at Supernus Pharmaceuticals (NASDAQ: SUPN) and KalVista Pharmaceuticals (NASDAQ: KALV).

Ms. Sensenig will receive compensation in accordance with the Company’s previously disclosed non-employee director compensation policy.

In accordance with the Company’s non-employee director annual equity grant, in connection with her appointment, Ms. Sensenig received an initial grant of 5,489 restricted stock units and 6,991 stock options. The stock options have an exercise price of $6.65 per share. Both the restricted stock units and the stock options vest one year after the date of grant.

There is no arrangement or understanding between Ms. Sensenig and any other persons pursuant to which Ms. Sensenig was appointed as a director. There is no family relationship between Ms. Sensenig and any director or executive officer of the Company, and except as stated herein, Ms. Sensenig does not have any direct or indirect material interest in any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: April 20, 2026